CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN
         FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.16

                              AMENDMENT NUMBER ONE
                         TO CHIP MANUFACTURING AGREEMENT

This Amendment to Chip Manufacturing Agreement ("Amendment") is entered into effective as of March 9, 1999 (the "Effective date"), by and between Jaycor Networks, inc., a Delaware corporation having a place of business at 9775 Towne Centre Drive, San Diego, CA 92121 ("Purchaser") and Adaptec, Inc. a Delaware corporation having a place of business at 691 South Milpitas Blvd., Milpitas, CA 95035 ("Adaptec") and amends the Chip Manufacturing Agreement, made by and between the parties, entered into effective as of November 12, 1998 (the "Agreement").

        WHEREAS, the parties desire to amend the Agreement to provide for the manufacture of an additional Product.

        NOW, THEREFORE, the parties agree as follows:

        1. Exhibit A of the Agreement is amended as set forth on Exhibit A-1 hereto.

        2. Section 3.6 of the Agreement is added to provide as follows:

           3.6 Engineering Wafers. In the event Purchaser seeks to have Products manufactured using engineering wafers, and Adaptec agrees to manufacture such Products, Purchaser shall be responsible for payment of all additional costs incurred by Adaptec in connection with the manufacture of such Products, including: (a) mask building charges; (b) expedite fees (including those related to fabrication and assembly); and (c) cost differentials between engineering wafers and production wafers. (Purchaser acknowledges that the Prices set forth in Exhibit A are based upon production wafer cost.) Such costs shall be invoiced and paid as provided in Section 7.

        3. Section 5.1 of the Agreement is amended as follows:

           5.1 Forecasts. Purchaser will provide Adaptec, on the first day of each calendar month, a rolling forecast of Purchaser's quantity requirements for each Product for the following twelve (12) months. While months 4 through 12 of such forecast will not be regarded as a commitment to purchase, they shall represent and reflect Purchaser's good faith expectations of customer demand. Purchaser acknowledges that forecasts will be used by Adaptec for material and manufacturing planning purposes.

        4. Except as modified by this Amendment, the Agreement will remain in full force and effect.

        5. This Amendment may be executed in counterparts, each of which constitutes an original, and together which constitute the Amendment.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

JAYCOR NETWORKS, INC                   ADAPTEC, INC.
("Purchaser")                          ("Adaptec")

By: /s/ TERRY FLANAGAN                 By: /s/ GINA V. GLOSHI
   -----------------------------          -----------------------------

Name: Terry Flanagan                   Name: Gina V. Gloshi
     ---------------------------            ---------------------------

Title: President & CEO                 Title: VP Manufacturing Ops.
      --------------------------             --------------------------

EXHIBIT A-1

Products, Prices, Lead Times & Minimum Lot Sizes

Lead Time: *        .

Minimum Lot Size: *

PRODUCT                    PART NUMBER        PRICE
INTEGRATED CIRCUITS:
*                             *                *




*

* "Confidential portion has been omitted and filed separately with the Securities and Exchange Commission."